FORM 8-A

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OR SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE

SECURITIES EXCHANGE ACT OF 1934

WorldSpace, Inc.

(Exact name of registrant as specified in its charter)

Delaware	52-1732881
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2400 N Street, N.W., Washington D.C.	20037
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-124044

Securities to be registered pursuant to Section 12(g) of the Act:

Class A Common Stock, par value $0.01 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

This Registration Statement relates to the registration under the Securities Exchange Act of 1934, as amended, of the Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), of WorldSpace, Inc., a Delaware corporation (the “Registrant”). The description of the Class A Common Stock to be registered hereunder is set forth under the caption “Description of capital stock” contained in the Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission (File No. 333-124044), which description is incorporated by reference herein.

Item 2. Exhibits.

The Class A Common Stock described herein is to be registered on the NASDAQ National Market. The following exhibits defining the rights of our stockholders are filed herewith or incorporated by reference, as indicated below:

1.	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1(a) of the Registrant’s Statement on Form S-1 (SEC File No. 333-124044)).

2.	Certificate of Amendment to the Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1(b) of Amendment No. 6 to the Registrant’s Statement on Form S-1 (SEC File No. 333-124044)).

3.	Certificate of Amendment to the Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1(c) of Amendment No. 6 to the Registrant’s Statement on Form S-1 (SEC File No. 333-124044)).

4.	By-Laws of the Company (incorporated by reference to Exhibit 3.2 of the Registrant’s Statement on Form S-1 (SEC File No. 333-124044)).

5.	Registration Rights Agreement dated December 30, 2004 among the Company, Highbridge International LLC, Amphora Limited, OZ Master Fund, Ltd., AG Offshore Convertibles, Ltd., AG Domestic Convertibles, L.P., Citadel Equity Fund Ltd., and Citadel Credit Trading Ltd. (incorporated by reference to Exhibit 4.2 of the Registrant’s Statement on Form S-1 (SEC File No. 333-124044)).

6.	Registration Rights Agreement dated July 18, 2005 between the Company and XM Satellite Radio Holdings Inc. (incorporated by reference to Exhibit 4.4 of Amendment No. 6 to the Registrant’s Statement on Form S-1 (SEC File No. 333-124044)).

7.	Form of stock certificate relating to Class A Common Stock*

*Filed	herewith.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 29, 2005

WORLDSPACE, INC.

By:	/s/ Donald J. Frickel
Donald J. Frickel
Executive Vice President

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EXHIBIT INDEX

1.	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1(a) of the Registrant’s Statement on Form S-1 (SEC File No. 333-124044)).

2.	Certificate of Amendment to the Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1(b) of Amendment No. 6 to the Registrant’s Statement on Form S-1 (SEC File No. 333-124044)).

3.	Certificate of Amendment to the Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1(c) of Amendment No. 6 to the Registrant’s Statement on Form S-1 (SEC File No. 333-124044)).

4.	By-Laws of the Company (incorporated by reference to Exhibit 3.2 of the Registrant’s Statement on Form S-1 (SEC File No. 333-124044)).

5.	Registration Rights Agreement dated December 30, 2004 among the Company, Highbridge International LLC, Amphora Limited, OZ Master Fund, Ltd., AG Offshore Convertibles, Ltd., AG Domestic Convertibles, L.P., Citadel Equity Fund Ltd., and Citadel Credit Trading Ltd. (incorporated by reference to Exhibit 4.2 of the Registrant’s Statement on Form S-1 (SEC File No. 333-124044)).

6.	Registration Rights Agreement dated July 18, 2005 between the Company and XM Satellite Radio Holdings Inc. (incorporated by reference to Exhibit 4.4 of Amendment No. 6 to the Registrant’s Statement on Form S-1 (SEC File No. 333-124044)).

7.	Form of stock certificate relating to Class A Common Stock*

*Filed	herewith.